Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of FelCor Lodging Trust Incorporated of our reports dated March 12, 2004, except for Note 6, as to which the date is December 3, 2004, relating to the financial statements and financial statement schedule, which appear in the Current Report on Form 8-K dated December 3, 2004. We also consent to the references to us under the headings “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

Dallas, Texas
January 21, 2005